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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


To the Board of Directors and Stockholders of DBT Online, Inc. and subsidiaries
Boca Raton, Florida

We consent to the incorporation by reference in Registration Statement No's. 333-11235 and 333-41313 of DBT Online, Inc. and subsidiaries (the "Company") on Forms S-8 of our report dated March 6, 2000, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of the Company, listed in Item
14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Deloitte & Touche LLP
Certified Public Accountants


Fort Lauderdale, Florida
March 9, 2000